                                  Exhibit 21.1

                           Subsidiaries of Registrant


                - Holiday RV Rental/Leasing, Inc.
                - Holiday RV Superstores of South Carolina, Inc.
                - Holiday RV Superstores West, Inc.
                - Holiday RV Superstores of New Mexico, Inc.
                - Holiday RV Assurance Corporation
                - Holiday RV Superstores of Nevada, Inc.
                - County Line Select Cars, Inc.
                - Little Valley Auto & RV Sales, Inc.
                - Collision USA, Inc.
                - Hall Enterprises, Incorporated